                                                                   Exhibit 99.2

                              JOINT FILER INFORMATION

Item                                           Information

Name:                             Wells Fargo Municipal Capital Strategies, LLC
Address:                          30 Hudson Yards
                                  New York, New York 10001

Date of Event Requiring           September 20, 2023
Statement (Month/Day/Year):

Issuer Name and Ticker or         PIMCO California Municipal Income Fund II
Trading Symbol:                   [PCK]

Relationship of Reporting         10% Owner
Person(s) to Issuer:

If Amendment, Date Original       Not Applicable
Filed (Month/Day/Year):

Individual or Joint/Group         Form filed by More than One Reporting Person
Filing:

Signature:                        WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                    By: /s/ Alejandro Piekarewicz
                                        -------------------------
                                    Name: Alejandro Piekarewicz
                                    Title: Vice President
                                    Date: September 22, 2023